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                                                                    Exhibit 10.1





                               TREX COMPANY, INC.
                      1999 STOCK OPTION AND INCENTIVE PLAN

                           RESTRICTED STOCK AGREEMENT

         Trex Company, Inc., a Delaware corporation (the "Company"), hereby grants shares of its common stock, $.01 par value (the "Stock"), to the Grantee named below, subject to the vesting conditions set forth in the attachment. Additional terms and conditions of the grant are set forth in this cover sheet, in the attachment and in the Company's 1999 Stock Option and Incentive Plan (the "Plan").

Grant Date:  _______ __, 200_

Name of Grantee:  ________________________________________

Number of Shares of Stock Covered by Grant:  _________________

Purchase Price per Share of Stock:  $.01

         By signing this cover sheet, you agree to all of the terms and conditions described in the attached Agreement and in the Plan, a copy of which is available from the Company upon request. You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent.

Grantee:      _____________________________________________________
                                  (Signature)

Company:      _____________________________________________________
                                  (Signature)


              Title: ______________________________________________



Attachment
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         This is not a stock certificate or a negotiable instrument.

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                               TREX COMPANY, INC.
                      1999 STOCK OPTION AND INCENTIVE PLAN

                           RESTRICTED STOCK AGREEMENT

Restricted Stock/      This grant is an award of Stock in the number of shares
Nontransferability     set forth on the cover sheet, at the purchase price set
                       forth on the cover sheet, and subject to the vesting conditions described below (the "Restricted Stock"). You agree to pay the purchase price for the Restricted Stock concurrently with your execution of this agreement. To the extent not yet vested, your Restricted Stock may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the Restricted Stock be made subject to execution, attachment or similar process.

Issuance and Vesting   The Company will issue your Restricted Stock in your name
                       as of the Grant Date.

                       Your right to the Stock under this Restricted Stock grant will vest as to one third (1/3) of the total number of shares covered by this grant, as shown on the cover sheet, on March __, 2005, March __, 2006, and March __, 2007; provided, that, you remain a Service Provider on each such vesting date. The resulting aggregate number of vested shares of Stock will be rounded to the nearest whole number, and you may not vest in more than the number of shares covered by this grant.

                       No additional shares of Stock will vest after you have ceased to be a Service Provider for any reason.

Right of Repurchase    In the event that you cease to be a Service Provider for
for Unvested Stock     any reason, the Company shall have the right to purchase
                       all of the shares of Stock subject to this grant that have not yet vested (the "Repurchase Right"). If the Company fails to purchase such Stock within 90 days after the effective date of your termination as a Service
                       Provider, the Company's right to purchase such Stock shall terminate. The purchase price for any Stock repurchased shall be the price that you paid for those shares of Stock and shall be paid in immediately available funds.

Escrow The certificates for the Restricted Stock shall be deposited in escrow with the Secretary of the Company to be held in accordance with the provisions of this paragraph. Each deposited certificate shall be accompanied by a duly executed Assignment Separate from Certificate in the form attached hereto as Exhibit A. The
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                       deposited certificates shall remain in

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                       escrow until such time or times as the certificates are
                       to be released or otherwise surrendered for cancellation as discussed below. Upon delivery of the certificates to the Company, you shall be issued an instrument of deposit acknowledging the number of shares of Stock delivered in escrow to the Secretary of the Company.

                       All regular cash dividends on the Stock (or other securities at the time held in escrow) shall be paid directly to you and shall not be held in escrow. However, in the event of any stock dividend, stock split, recapitalization or other change affecting the Stock as a class effected without receipt of consideration, or in the event of a stock split, a stock dividend or a similar change in the Stock, any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Stock shall be immediately delivered to the Secretary of the Company to be held in escrow hereunder, but only to the extent the Stock is at the time subject to the escrow requirements hereof.

                       The shares of Stock held in escrow hereunder shall be subject to the following terms and conditions relating to their release from escrow or their surrender to the Company for repurchase and cancellation:

                       . As your interest in the shares vests as described above, the certificates for such vested shares shall be released from escrow and delivered to you, at your request.

                       . Should the Company exercise its Repurchase Right with respect to any unvested shares held at the time in escrow hereunder, then the escrowed certificates for such unvested shares shall, concurrently with the payment by the Company of the purchase price for such shares of Stock, be surrendered to the Company for cancellation, and you shall have no further rights with respect to such shares of Stock.

                       . Should the Company elect not to exercise its Repurchase Right with respect to any shares held at the time in escrow hereunder, then the escrowed certificates for such shares shall be surrendered to you.

Withholding Taxes      You agree, as a condition of this grant, that you will
                       make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the vesting of Stock acquired under this grant. In the event that the Company determines that

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                       any federal, state, local or foreign tax or withholding
                       payment is required relating to the vesting of shares arising from this grant, the Company shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company or any Affiliate.


Section 83(b)          Under Section 83 of the Internal Revenue Code of 1986, as
Election amended (the "Code"), the difference between the purchase price paid for the shares of Stock and their fair market value on the date any forfeiture restrictions applicable to such shares lapse will be reportable as ordinary income at that time. For this purpose, "forfeiture restrictions" include the Company's Repurchase Right as to unvested Stock described above. You may elect to be taxed at the time the shares are acquired rather than when such shares cease to be subject to such forfeiture restrictions by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty
                       (30) days after the Grant Date. You will have to make a tax payment to the extent the purchase price is less than the fair market value of the shares on the Grant Date. No tax payment will have to be made to the extent the purchase price is at least equal to the fair market value of the shares on the Grant Date. The form for making this election is attached as Exhibit B hereto. Failure to make
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                       this filing within the thirty (30) day period will result
                       in the recognition of ordinary income by you (in the event the fair market value of the shares increases after the date of purchase) as the forfeiture restrictions lapse.

                       YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE A TIMELY ELECTION UNDER
                       SECTION 83(b), EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF. YOU ARE RELYING SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE ANY 83(b) ELECTION.

Retention Rights       This Agreement does not give you the right to be retained
                       by the Company in any capacity. The Company reserves the right to terminate your service with the Company at any time and for any reason.

Shareholder Rights     You shall have the right to vote the Restricted Stock
                       and, subject to the provisions of this Agreement, to receive any dividends declared or paid on such stock. Any distributions you receive as a result of any stock split, stock dividend, combination of shares

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                       or other similar transaction shall be deemed to be a part
                       of the Restricted Stock and subject to the same conditions and restrictions applicable thereto. The Company may in its sole discretion require any dividends paid on the Restricted Stock to be reinvested in shares of Stock, which the Company may in its sole discretion deem to be a part of the shares of Restricted Stock and subject to the same conditions and restrictions applicable thereto. Except as described in the Plan, no adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued.

Adjustments            In the event of a stock split, a stock dividend or a
                       similar change in the Stock, the number of shares covered by this grant may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan. Your
                       Restricted Stock shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Legends All certificates representing the Stock issued in connection with this grant shall, where applicable, have endorsed thereon the following legend:

                         "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR THE HOLDER'S PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE."

Applicable Law         This Agreement will be interpreted and enforced under the
                       laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

                       This Agreement and the Plan constitute the entire understanding

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                       between you and the Company regarding this grant of
                       Restricted Stock. Any prior agreements, commitments or negotiations concerning this grant are superseded.

         By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

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